Lawson Products to Hold Virtual 2020 Annual Meeting of Stockholders

CHICAGO--(BUSINESS WIRE)--April 10, 2020--Lawson Products, Inc. (NASDAQ: LAWS) (“Lawson” or the “Company”), a distributor of products and services to the MRO marketplace, today announced that, due to the public health impact of the coronavirus outbreak (COVID-19), its Annual Meeting of Stockholders, to be held on Tuesday, May 12, 2020 at 10:00 a.m. Central Time (the “Annual Meeting”), has been changed to a virtual meeting. Stockholders will not be able to attend the Annual Meeting in person this year.

Stockholders are entitled to participate in the Annual Meeting if they were a stockholder as of the close of business on March 17, 2020, the record date.

To take part in the Annual Meeting, stockholders can join the webcast at www.meetingcenter.io/299456788 (the “Annual Meeting Website”). To be admitted to the webcast on the Annual Meeting Website, vote shares and submit questions, stockholders must enter the control number found on the stockholder’s proxy card, voting instruction form, or notice previously received by stockholders. Stockholders must also use the password LAWS2020. Others may access the Annual Meeting Website as a “Guest.” “Guests” are permitted to hear the Annual Meeting and to see all materials presented, but will not be able to ask questions or vote during the Annual Meeting.

For stockholders that are beneficial owners of their shares (e.g. holding shares through an intermediary, such as a bank or broker or other nominee), such stockholders must register in advance to attend the Annual Meeting by emailing proof of their proxy power (legal proxy) reflecting their ownership of Lawson common stock along with their name and email address to Computershare at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time on May 7, 2020. Any stockholders doing so will receive a confirmation of such registration by email after Computershare receives such registration materials.

Stockholders may vote during the Annual Meeting by following the instructions available on the Annual Meeting Website. Stockholders will also have the opportunity to submit questions by using the directions available on the live Annual Meeting Website.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting.

All stockholders - whether attending the Annual Meeting or not - are encouraged to vote and submit their proxies in advance of the Annual Meeting by one of the methods described in the proxy materials. Stockholders who have sent in proxies, or voted via telephone or internet, do not need to take any further action. Any stockholder who has not yet voted on the day of the Annual Meeting may do so by following the voting instructions on the Annual Meeting Website.

About Lawson Products, Inc.

Founded in 1952, Lawson Products, Inc., headquartered in Chicago, IL, sells and distributes specialty products to the industrial, commercial, institutional and government maintenance, repair and operations market (MRO). The Company is dedicated to helping customers in the U.S. and Canada lower their total cost of operation by increasing productivity and efficiency. The combination of Lawson Managed Inventory and the Company’s problem-solving professionals ensures customers always have the right parts to handle the job. Through The Bolt Supply House, customers in Western Canada have access to products at several branch locations. Under its Kent Automotive brand, the Company provides collision and mechanical repair products to the automotive aftermarket.

Lawson Products ships from several strategically located distribution centers to customers in all 50 states, Puerto Rico, Canada, Mexico, and the Caribbean.

For additional information, please visit https://www.lawsonproducts.com/ or https://www.kent-automotive.com/.

Contact

Investor Relations:
Lawson Products, Inc.
Ronald J. Knutson
Executive Vice President and Chief Financial Officer
773-304-5665